UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): October 12, 1998



                            HARVEY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


         NEW YORK                     1-4626                  13-1534671
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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          (Address of principal executive office)      (Zip Code)


     Registrant's telephone number, including area code: (201) 842-0078



                                      N/A
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        (Former name or former address, if changed since last report)

     Item 5. Other Events

     Effective May 31, 1999, the Company's Dealer Agreement with one of its major suppliers, Bang & Olufsen of America, Inc. ("Bang & Olufsen"), is being cancelled. Bang & Olufsen products have been sold by the Company since 1980 and the line represented approximately $1,176,000 or 6.8% of the Company's net sales for the twelve month period ended October 31, 1998. Bang & Olufsen will now focus on developing licensed "Branded Stores" throughout the world, of which there are currently more than 250 stores worldwide. Bang & Olufsen's growth strategy is to double this number in the next three years, including more than 160 stores in the United States. Accordingly, Bang & Olufsen has cancelled its franchise agreement with the Company and all other retailers effective May 31, 1999. After this date, Bang & Olufsen products will only be available in Branded Stores. In conjunction with this, the Company is pleased to announce that it has received a commitment from Bang & Olufsen to open Branded Stores in Manhattan, Long Island and Connecticut. Bang & Olufsen has authorized Harvey to open up to five Branded Stores, but no assurance can be given about the number of Branded Stores that Harvey will open.

     Pursuant to this commitment, the Company must complete development and construction of these locations at various dates through November 1999. The Company currently operates six Harvey Electronics retail locations; two in Manhattan, one in Paramus, NJ, one in Greenwich, CT, with its two newest stores in Mt. Kisco, NY (formerly the Sound Mill) and Greenvale/Roslyn, Long Island. The Bang & Olufsen opportunity has caused the Company to revise its corporate business strategy. In addition to its plan to open an additional Harvey Electronics store in New Jersey within the next eighteen months, the Company will also focus its efforts on opening additional Bang & Olufsen stores through November 1999. The Company's primary focus will be the location and development of two Bang & Olufsen stores in Manhattan. To date, the Company has not secured leases for any new Company or Bang & Olufsen Branded Stores.

     As of October 31, 1998, the Company and The Thornwater Company, L.P. ("Thornwater") have mutually agreed to terminate (i) the Financial Advisory and Investment Banking Agreement dated as of April 6, 1998 with Thornwater and (ii) the Underwriting Agreement dated March 31, 1998 among the Company, Harvey Acquisition Company, LLC ("HAC") and Thornwater. In addition, Thornwater has agreed to modify the "lock-up" provisions with respect to shares of the Company's common stock owned by HAC, and all officers and directors of the Company. Each lock-up period has been reduced but shall remain in full force and effect until January 1, 1999.

     As of October 12, 1998, pursuant to the unanimous written consent of the managers of HAC, 85,000 shares of the Company's common stock which had been transferred without consideration by HAC during November, 1997, to certain employees, officers and directors of the Company are no longer subject to forfeiture. As a result, the Company will record in fiscal year ended October 31, 1998 a charge to earnings for the fair market value of the shares which has not previously been recorded by the Company.

     Item 7. Financial Statements and Exhibits

     (c) Exhibits

        10.01 Bang & Olufsen  Termination  letter dated  September 7, 1998
        10.02 Bang & Olufsen  New  Agreement  letter  dated  October  8,  1998
        10.03 Agreement with Thornwater regarding termination of agreements and lock-up amendments dated October 31, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            HARVEY ELECTRONICS, INC.



                            By:/s/ Joseph J. Calabrese
                               ----------------------------------
                               Joseph J. Calabrese, Executive Vice President, Chief Financial Officer, Treasurer, and Secretary


Date:  December 10, 1998